FOR IMMEDIATE RELEASE                Contact: Lisa M. O'Neill
                                                                                 Executive Vice President and
                                                                                 Chief Financial Officer
                                                                                 (574) 267-9125
                                                                                 lisa.oneill@lakecitybank.com
Lakeland Financial Reports
Record Performance
Third Quarter Net Income Increases 17%
Warsaw, Indiana (October 25, 2016) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $13.5 million for the third quarter of 2016, an increase of 17%, versus $11.6 million for the third quarter of 2015. Diluted net income per common share of $0.53 for the third quarter of 2016 also represents a quarterly record and an increase of 15%, versus $0.46 for the comparable period of 2015. On a linked quarter basis net income increased by 5%, or $677,000 from $12.8 million for the second quarter ended June 30, 2016.

The company further reported record net income of $38.6 million for the nine months ended September 30, 2016 versus $34.1 million for the comparable period of 2015, an increase of 13%. Diluted net income per common share was also a record for the period and increased 13% to $1.52 for the nine months ended September 30, 2016 versus $1.35 for the comparable period of 2015. All share and per share data presented in this press release has been adjusted for a 3-for-2 stock split paid in the form of a stock dividend on August 5, 2016.

David M. Findlay, President and CEO, commented, "This strong performance reflects the continued growth of our balance sheet and our disciplined approach to operating the business. We are particularly proud of our consistent loan and deposit growth in 2016. This growth and the accompanying overall revenue increases were the drivers of this record income performance."

Highlights for the quarter are noted below:

3rd Quarter 2016 versus 3rd Quarter 2015 highlights:

•	Organic average loan growth of $322 million or 11%
•	Average deposit growth of $485 million or 16%
•	Net interest income increase of $3.0 million or 11%
•	Continued strong asset quality with nonperforming assets to total assets at 0.18%
•	Tangible common equity increase of 11%

3rd Quarter 2016 versus 2nd Quarter 2016 highlights:

•	Organic average loan growth of $52 million or 2%
•	Core deposit growth of $255 million or 8%
•	Net interest income increase of $446,000 or 2%
•	Noninterest income increase of $951,000 or 12%

Findlay added, "Our stable and controlled approach to managing the business, combined with a constant focus on taking care of our clients, leads to this type of results. As we continue to operate in a challenging interest rate environment, we've maintained our focus on the clients and communities we serve. The resulting balance sheet and income statement growth are very gratifying to the Lake City Bank team."

 As previously announced, the board of directors approved a cash dividend for the third quarter of $0.19 per share, payable on November 7, 2016, to shareholders of record as of October 25, 2016. The third quarter dividend per share represents a 16% increase over the dividend rate paid in the last three quarters of 2015 and in the first quarter of 2016 of $0.163 per share on a split adjusted basis.

Return on average total equity for the first nine months of 2016 was 12.51% compared to 12.18% in the prior year period. Return on average assets for the first nine months of 2016 and 2015 was 1.29%. The company's total capital as a percent of risk-weighted assets was 13.52% at September 30, 2016, compared to 13.79% at September 30, 2015 and 13.65% at June 30, 2016. The company's tangible common equity to tangible assets ratio was 10.11% at September 30, 2016, compared to 10.47% at September 30, 2015 and 10.57% at June 30, 2016.

Average total loans for the third quarter of 2016 were $3.24 billion, an increase of $321.8 million, or 11%, versus $2.92 billion for the comparable period of 2015. Total loans outstanding grew $307.9 million, or 10%, from $2.97 billion as of September 30, 2015 to $3.28 billion as of September 30, 2016. On a linked quarter basis, average total loans increased by $52.4 million, or 2%, from $3.19 billion for the second quarter of 2016 to $3.24 billion for the third quarter of 2016.

Average total deposits for the third quarter of 2016 were $3.61 billion, an increase of $484.6 million, or 16%, versus $3.13 billion for the corresponding period of 2015. Total deposits grew $504.4 million, or 16%, from $3.15 billion as of September 30, 2015 to $3.65 billion as of September 30, 2016. In addition, total core deposits, which exclude brokered deposits, increased $531.5 million, or 18%, from $3.01 billion at September 30, 2015 to $3.55 billion at September 30, 2016. This increase in core deposits was driven by growth of public funds which increased by $363 million on a year over year basis.

The company's net interest margin was 3.20% in the third quarter of 2016, compared to 3.16% for the third quarter of 2015. The higher margin in the third quarter of 2016 was due to higher yields on both loans and securities, partially offset by a higher cost of funds. The net interest margin was 3.24% in the linked second quarter of 2016. On a linked quarter basis, earning asset yields decreased by 3 basis points and cost of funds, measured as interest expense divided by average earning assets, increased by one basis point. The company's net interest margin for the nine months ended September 30, 2016 was 3.22% compared to 3.21% in the prior year nine month period.

Net interest income increased $3.0 million, or 11%, to $29.7 million for the third quarter of 2016, versus $26.7 million in the third quarter of 2015. Net interest income for the nine months ended September 30, 2016 increased $9.1 million, or 12%, to $87.6 million, versus $78.5 million for the nine months ended September 30, 2015.

For the 15th   consecutive quarter, the company did not record a provision for loan losses. The absence of a provision for loan losses was generally driven by continued stability in key loan quality metrics, including appropriate reserve coverage of nonperforming loans, a decrease in historical loss percentages and stable economic conditions in the company's markets. The company's allowance for loan losses as of September 30, 2016 was $42.9 million compared to $44.7 million as of September 30, 2015 and $43.2 million as of June 30, 2016. The allowance for loan losses represented 1.31% of total loans as of September 30, 2016 versus 1.50% at September 30, 2015 and 1.35% as of June 30, 2016. The allowance for loan losses as a percentage of nonperforming loans was 590% as of September 30, 2016, versus 312% as of September 30, 2015, and 464% as of June 30, 2016.

Nonperforming assets decreased $7.1 million, or 49%, to $7.4 million as of September 30, 2016 versus $14.5 million as of September 30, 2015. On a linked quarter basis, nonperforming assets were $2.2 million lower than the $9.6 million reported as of June 30, 2016. The decrease in nonperforming assets from the linked quarter was primarily due to the payoff of a $2.0 million impaired commercial credit. The ratio of nonperforming assets to total assets at September 30, 2016 declined to 0.18% from 0.40% at September 30, 2015 and 0.24% at June 30, 2016. Net charge-offs totaled $394,000 in the third quarter of 2016 versus net charge-offs of $122,000 during the third quarter of 2015 and net charge-offs of $36,000 during the linked second quarter of 2016.

Findlay observed, "Our organic loan and deposit growth focus has generated double digit revenue growth for the quarter and year-to-date periods. We are proud of our stable asset quality trends, as they make an important contribution to our ability to produce the consistent earnings performance we have posted over a long period of time."

The company's noninterest income increased $1.1 million or 14% to $9.0 million for the third quarter of 2016 versus $7.9 million for the third quarter of 2015. Noninterest income was positively impacted during the quarter by increases in recurring fee income for service charges on deposit accounts, wealth advisory fees and mortgage banking income. The company's noninterest income increased 3% to $24.1 million for the nine months ended September 30, 2016 compared to $23.4 million in the prior year period. Noninterest income was positively impacted by increases in recurring fee income for service charges on deposit accounts, merchant card fee income, loan fees and wealth advisory fees. Other income decreased primarily due to market related fluctuations in the fair value of the company's swap arrangements totaling $605,000, which are expected to recover upon maturity of the swaps., as well as a $226,000 write down to a property formerly used as a Lake City Bank branch that is held for sale.

The company's noninterest expense increased by $1.6 million or 9% to $18.8 million in the third quarter of 2016 compared to $17.2 million in the third quarter of 2015. Salaries and employee benefits increased by $978,000 in the three month period ended September 30, 2016 versus the same period of 2015. These increases in salary and employee benefits were driven by higher performance incentive-based compensation costs and normal merit increases. Corporate and business development expense increased due to increased advertising expense. The company's efficiency ratio was 48% for the third quarter of 2016, compared to 50% for the third quarter of 2015 and 49% for the linked second quarter of 2016. The company's noninterest expense increased by 7% to $54.6 million for the nine months ended September 30, 2016 compared to $50.8 million in the prior year period primarily due to increases in salaries and employee benefits, data processing fees, professional fees and corporate and business development.

Lakeland Financial Corporation is a $4.2 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 48 offices in Northern and Central Indiana, delivering technology driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The company's common stock is traded on the Nasdaq Global Select Market under "LKFN." In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company's financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on "tangible common equity" which is "common stockholders' equity" excluding intangible assets, net of deferred tax and "tangible assets" which is "assets" excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Unaudited – Dollars in thousands)	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2016	2016	2015	2016	2015
Assets	$4,197,320	$3,937,304	$3,666,250	$4,197,320	$3,666,250
Deposits	3,651,942	3,403,455	3,147,534	3,651,942	3,147,534
Brokered Deposits	106,752	112,884	133,836	106,752	133,836
Core Deposits	3,545,190	3,290,571	3,013,698	3,545,190	3,013,698
Loans	3,280,161	3,197,997	2,972,280	3,280,161	2,972,280
Allowance for Loan Losses	42,853	43,247	44,694	42,853	44,694
Total Equity	427,380	418,893	386,700	427,380	386,700
Goodwill net of deferred tax assets	3,138	3,137	3,171	3,138	3,171
Tangible Common Equity	424,242	415,756	383,529	424,242	383,529
AVERAGE BALANCES
Total Assets	$4,152,333	$4,003,633	$3,640,769	$3,990,022	$3,545,357
Earning Assets	3,773,650	3,705,666	3,409,445	3,690,351	3,333,410
Investments	500,384	488,762	471,641	489,269	474,876
Loans	3,244,994	3,192,545	2,923,159	3,175,882	2,844,079
Total Deposits	3,611,111	3,437,493	3,126,472	3,427,307	3,044,069
Interest Bearing Deposits	2,843,015	2,759,696	2,491,490	2,724,572	2,454,039
Interest Bearing Liabilities	2,933,109	2,887,534	2,605,467	2,849,661	2,562,723
Total Equity	423,358	411,986	380,865	411,797	374,017
INCOME STATEMENT DATA
Net Interest Income	$29,719	$29,273	$26,711	$87,574	$78,475
Net Interest Income-Fully Tax Equivalent	30,274	29,818	27,181	89,194	79,926
Provision for Loan Losses	0	0	0	0	0
Noninterest Income	9,018	8,067	7,902	24,128	23,410
Noninterest Expense	18,759	18,446	17,207	54,589	50,849
Net Income	13,480	12,803	11,565	38,562	34,081
PER SHARE DATA
Basic Net Income Per Common Share *	$0.54	$0.51	$0.46	$1.54	$1.37
Diluted Net Income Per Common Share *	0.53	0.50	0.46	1.52	1.35
Cash Dividends Declared Per Common Share *	0.19	0.19	0.16	0.54	0.47
Dividend Payout	35.85%	36.84%	35.51%	35.53%	34.48%
Book Value Per Common Share (equity per share issued) *	17.04	16.72	15.49	17.04	15.49
Tangible Book Value Per Common Share *	16.91	16.60	15.37	16.91	15.37
Market Value – High *	37.74	33.27	30.27	37.74	30.27
Market Value – Low *	30.21	28.94	26.01	26.53	24.95
Basic Weighted Average Common Shares Outstanding *	25,069,434	25,045,251	24,944,067	25,044,596	24,916,033
Diluted Weighted Average Common Shares Outstanding *	25,457,892	25,395,770	25,271,975	25,418,884	25,213,249
KEY RATIOS
Return on Average Assets	1.29%	1.29%	1.26%	1.29%	1.29%
Return on Average Total Equity	12.67	12.50	12.05	12.51	12.18
Average Equity to Average Assets	10.20	10.29	10.46	10.32	10.55
Net Interest Margin	3.20	3.24	3.16	3.22	3.21
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	48.43	49.40	49.71	48.87	49.91
Tier 1 Leverage (1)	10.71	10.85	11.18	10.71	11.18
Tier 1 Risk-Based Capital (1)	12.33	12.41	12.53	12.33	12.53
Common Equity Tier 1 (CET1) (1)	11.50	11.55	11.61	11.50	11.61
Total Capital (1)	13.52	13.65	13.79	13.52	13.79
Tangible Capital (1)	10.11	10.57	10.47	10.11	10.47
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,734	$1,795	$1,984	$1,734	$1,984
Loans Past Due 90 Days or More	6	0	0	6	0
Non-accrual Loans	7,256	9,329	14,308	7,256	14,308
Nonperforming Loans (includes nonperforming TDR's)	7,262	9,329	14,308	7,262	14,308
Other Real Estate Owned	146	238	231	146	231
Other Nonperforming Assets	7	0	0	7	0
Total Nonperforming Assets	7,414	9,567	14,539	7,414	14,539
Performing Troubled Debt Restructurings	10,579	8,647	7,605	10,579	7,605
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	5,885	6,040	10,934	5,885	10,934
Total Troubled Debt Restructurings	16,464	14,688	18,539	16,464	18,539
Impaired Loans	18,605	19,267	22,660	18,605	22,660
Non-Impaired Watch List Loans	134,330	139,706	122,116	134,330	122,116
Total Impaired and Watch List Loans	152,935	158,973	144,776	152,935	144,776
Gross Charge Offs	773	296	228	1,535	1,931
Recoveries	379	260	106	778	364
Net Charge Offs/(Recoveries)	394	36	122	757	1,567
Net Charge Offs/(Recoveries) to Average Loans	0.05%	0.00%	0.02%	0.03%	0.07%
Loan Loss Reserve to Loans	1.31%	1.35%	1.50%	1.31%	1.50%
Loan Loss Reserve to Nonperforming Loans	590.10%	463.58%	312.36%	590.10%	312.36%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	240.20%	240.58%	203.96%	240.20%	203.96%
Nonperforming Loans to Loans	0.22%	0.29%	0.48%	0.22%	0.48%
Nonperforming Assets to Assets	0.18%	0.24%	0.40%	0.18%	0.40%
Total Impaired and Watch List Loans to Total Loans	4.66%	4.97%	4.87%	4.66%	4.87%
OTHER DATA
Full Time Equivalent Employees	518	531	518	518	518
Offices	48	48	46	48	46

(1) Capital ratios for September 30, 2016 are preliminary until the Call Report is filed.

* Share and per share data has been adjusted for a 3-for-2 stock split in the form of a stock dividend on August 5, 2016.

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
September 30, 2016 and December 31, 2015
(in thousands, except share data)

CONSOLIDATED BALANCE SHEETS (in thousands except share data)
	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Cash and due from banks	$ 252,978	$ 67,484
Short-term investments	25,400	13,190
Total cash and cash equivalents	278,378	80,674

Securities available for sale (carried at fair value)	502,223	478,071
Real estate mortgage loans held for sale	5,447	3,294

Loans, net of allowance for loan losses of $42,853 and $43,610	3,237,308	3,037,319

Land, premises and equipment, net	52,167	46,684
Bank owned life insurance	70,712	69,698
Federal Reserve and Federal Home Loan Bank stock	8,373	7,668
Accrued interest receivable	10,548	9,462
Goodwill	4,970	4,970
Other assets	27,194	28,446
Total assets	$ 4,197,320	$ 3,766,286

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 770,079	$ 715,093
Interest bearing deposits	2,881,863	2,468,328
Total deposits	3,651,942	3,183,421

Short-term borrowings
Securities sold under agreements to repurchase	60,198	69,622
Other short-term borrowings	0	70,000
Total short-term borrowings	60,198	139,622

Long-term borrowings	32	34
Subordinated debentures	30,928	30,928
Accrued interest payable	5,142	3,773
Other liabilities	21,698	15,607
Total liabilities	3,769,940	3,373,385

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,081,087 shares issued and 24,923,694 outstanding as of September 30, 2016
24,962,477 shares issued and 24,819,066 outstanding as of December 31, 2015	103,064	99,123
Retained earnings	319,118	294,002
Accumulated other comprehensive income	7,992	2,142
Treasury stock, at cost (2016 - 157,393 shares, 2015 - 143,411 shares)	(2,883)	(2,455)
Total stockholders' equity	427,291	392,812
Noncontrolling interest	89	89
Total equity	427,380	392,901
Total liabilities and equity	$ 4,197,320	$ 3,766,286

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2016 and 2015
(unaudited in thousands except for share and per share data)

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 31,538	$ 27,981	$ 92,086	$ 81,553
Tax exempt	110	116	332	350
Interest and dividends on securities
Taxable	2,277	2,009	7,120	6,459
Tax exempt	969	844	2,811	2,515
Interest on short-term investments	185	16	295	43
Total interest income	35,079	30,966	102,644	90,920

Interest on deposits	5,032	3,973	13,921	11,551
Interest on borrowings
Short-term	37	43	283	138
Long-term	291	239	866	756
Total interest expense	5,360	4,255	15,070	12,445

NET INTEREST INCOME	29,719	26,711	87,574	78,475

Provision for loan losses	0	0	0	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	29,719	26,711	87,574	78,475

NONINTEREST INCOME
Wealth advisory fees	1,307	1,103	3,600	3,393
Investment brokerage fees	252	405	752	1,208
Service charges on deposit accounts	3,153	2,806	8,776	7,753
Loan, insurance and service fees	2,105	2,147	5,835	5,616
Merchant card fee income	552	485	1,576	1,332
Bank owned life insurance income	392	221	1,054	956
Other income	763	455	1,278	2,090
Mortgage banking income	494	280	1,205	1,020
Net securities gains/(losses)	0	0	52	42
Total noninterest income	9,018	7,902	24,128	23,410

NONINTEREST EXPENSE
Salaries and employee benefits	10,832	9,854	31,029	29,021
Net occupancy expense	1,068	919	3,205	2,918
Equipment costs	1,018	870	2,828	2,699
Data processing fees and supplies	1,983	1,950	6,135	5,655
Corporate and business development	1,021	780	2,641	2,284
FDIC insurance and other regulatory fees	458	521	1,538	1,518
Professional fees	819	694	2,505	2,111
Other expense	1,560	1,619	4,708	4,643
Total noninterest expense	18,759	17,207	54,589	50,849

INCOME BEFORE INCOME TAX EXPENSE	19,978	17,406	57,113	51,036
Income tax expense	6,498	5,841	18,551	16,955
NET INCOME	$ 13,480	$ 11,565	$ 38,562	$ 34,081

BASIC WEIGHTED AVERAGE COMMON SHARES	25,069,434	24,944,067	25,044,596	24,916,033
BASIC EARNINGS PER COMMON SHARE	$ 0.54	$ 0.46	$ 1.54	$ 1.37
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,457,892	25,271,975	25,418,884	25,213,249
DILUTED EARNINGS PER COMMON SHARE	$ 0.53	$ 0.46	$ 1.52	$ 1.35

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2016
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2016		2016		2015		2015
Commercial and industrial loans:
Working capital lines of credit loans	$ 609,382	18.6%	$ 598,531	18.7%	$ 581,025	18.9%	$ 593,780	20.0%
Non-working capital loans	641,599	19.6	628,119	19.6	598,487	19.4	577,536	19.4
Total commercial and industrial loans	1,250,981	38.1	1,226,650	38.4	1,179,512	38.3	1,171,316	39.4

Commercial real estate and multi-family residential loans:
Construction and land development loans	221,436	6.7	221,027	6.9	230,719	7.5	176,945	6.0
Owner occupied loans	468,582	14.3	457,461	14.3	412,026	13.4	409,004	13.8
Nonowner occupied loans	408,620	12.5	395,597	12.4	407,883	13.2	417,790	14.1
Multifamily loans	127,784	3.9	114,618	3.6	79,425	2.6	93,075	3.1
Total commercial real estate and multi-family residential loans	1,226,422	37.4	1,188,703	37.2	1,130,053	36.7	1,096,814	36.9

Agri-business and agricultural loans:
Loans secured by farmland	152,719	4.7	146,519	4.6	164,375	5.3	155,106	5.2
Loans for agricultural production	156,770	4.8	162,240	5.1	141,719	4.6	93,964	3.2
Total agri-business and agricultural loans	309,489	9.4	308,759	9.7	306,094	9.9	249,070	8.4

Other commercial loans	89,850	2.7	82,786	2.6	85,075	2.8	82,976	2.8
Total commercial loans	2,876,742	87.7	2,806,898	87.8	2,700,734	87.7	2,600,176	87.5

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	161,907	4.9	164,564	5.1	158,062	5.1	154,019	5.2
Open end and junior lien loans	170,140	5.2	164,645	5.1	163,700	5.3	160,485	5.4
Residential construction and land development loans	12,801	0.4	9,570	0.3	9,341	0.3	8,445	0.3
Total consumer 1-4 family mortgage loans	344,848	10.5	338,779	10.6	331,103	10.7	322,949	10.9

Other consumer loans	58,957	1.8	52,492	1.6	49,113	1.6	49,169	1.7
Total consumer loans	403,805	12.3	391,271	12.2	380,216	12.3	372,118	12.5
Subtotal	3,280,547	100.0%	3,198,169	100.0%	3,080,950	100.0%	2,972,294	100.0%
Less: Allowance for loan losses	(42,853)		(43,247)		(43,610)		(44,694)
Net deferred loan fees	(386)		(172)		(21)		(14)
Loans, net	$3,237,308		$3,154,750		$3,037,319		$2,927,586

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
THIRD QUARTER 2016
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2016		2016		2015		2015
Non-interest bearing demand deposits	$ 770,079		$ 727,308		$ 715,093		$ 630,789
Interest bearing demand, savings & money market accounts	1,562,252		1,500,720		1,470,814		1,460,261
Time deposits under $100,000	241,527		247,271		259,260		273,378
Time deposits of $100,000 or more	1,078,084		928,156		738,254		783,106
Total deposits	3,651,942		3,403,455		3,183,421		3,147,534
Short-term borrowings	60,198		56,368		139,622		80,414
Long-term borrowings	32		32		34		34
Subordinated debentures	30,928		30,928		30,928		30,928
Total borrowings	91,158		87,328		170,584		111,376
Total funding sources	$3,743,100		$3,490,783		$3,354,005		$3,258,910

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,233,394	$31,538	3.88%	$3,180,783	$30,918	3.91%	$2,910,663	$27,981	3.81%
Tax exempt (1)	11,600	164	5.62	11,763	164	5.62	12,496	170	5.40
Investments: (1)
Available for sale	500,384	3,746	2.98	488,762	3,736	3.07	471,641	3,269	2.75
Short-term investments	6,885	4	0.23	5,805	3	0.21	5,836	1	0.07
Interest bearing deposits	21,387	181	3.37	18,553	79	1.71	8,809	15	0.68
Total earning assets	$3,773,650	$35,633	3.76%	$3,705,666	$34,900	3.79%	$3,409,445	$31,436	3.66%
Less: Allowance for loan losses	(43,402)			(43,228)			(44,751)
Nonearning Assets
Cash and due from banks	249,812			167,099			117,986
Premises and equipment	50,921			48,921			44,240
Other nonearning assets	121,352			125,175			113,849
Total assets	$4,152,333			$4,003,633			$3,640,769

Interest Bearing Liabilities
Savings deposits	$270,136	$103	0.15%	$263,331	$115	0.18%	$234,360	$115	0.19%
Interest bearing checking accounts	1,261,390	1,362	0.43	1,309,443	1,455	0.45	1,221,190	1,225	0.40
Time deposits:
In denominations under $100,000	243,148	696	1.14	249,452	719	1.16	279,734	846	1.20
In denominations over $100,000	1,068,341	2,870	1.07	937,470	2,405	1.03	756,206	1,787	0.94
Miscellaneous short-term borrowings	59,133	37	0.25	96,878	99	0.41	83,015	43	0.21
Long-term borrowings and
subordinated debentures (4)	30,960	291	3.74	30,960	289	3.75	30,962	239	3.06
Total interest bearing liabilities	$2,933,108	$5,359	0.73%	$2,887,534	$5,082	0.71%	$2,605,467	$4,255	0.65%
Noninterest Bearing Liabilities
Demand deposits	768,095			677,797			634,982
Other liabilities	27,772			26,316			19,455
Stockholders' Equity	423,358			411,986			380,865
Total liabilities and stockholders' equity	$4,152,333			$4,003,633			$3,640,769

Interest Margin Recap
Interest income/average earning assets		35,633	3.76		34,900	3.79		31,436	3.66
Interest expense/average earning assets		5,359	0.56		5,082	0.55		4,255	0.50
Net interest income and margin		$30,274	3.20%		$29,818	3.24%		$27,181	3.16%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 35 percent tax rate for 2016 and 2015. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2016 and 2015, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.
(4)	Long-term borrowings and subordinated debentures interest expense was reduced by interest capitalized on construction in process for 2015.